Exhibit 99.1

FOMO WORLDWIDE, INC. (OTC: FOMC)

www.fomoworldwide.com

Investor Update Hour aka “FOMO HOUR”

May 18, 2023 5:00pm ET

INTRODUCTION

Good afternoon evening or wherever you are FOMO NATION, thank you for attending FOMO HOUR our weekly investor update session held Wednesdays at 5pm ET here on Discord. Some of the things we discuss may seem repetitive but read closely as things are moving forward on many fronts. And of course, there are new exciting things to announce, of which some may become press releases or tweets depending on materiality.

Quarter Ended March 31, 2023

After the close, we filed our Form 10-Q for the three months ended March 31, 2023. It is available here if you would like to pull it up in a separate browser window:

http://archive.fast-edgar.com/20230518/AL2YV22CZC2R72NZ2K2B2CY2CSIGZZ22Z252/

Recognized revenues of just over $500K were slightly down from the same period in the prior year, primarily driven by a credit freeze at our primary vendor SMART Tech. We were past due on $1 million to SMART, and we simply could not rely on distributors any longer during this freeze to fulfill orders in the quarter. Since meeting them at the PETE&C show in the Poconos in February 2023, we paid the SMART balance down to $0, thereby unlocking shipments by the end of March. To understand the impact of the credit freeze, revenues dropped precipitously and are now picking up significantly. Our installations in progress of $300K+ and sales for July and August of well over $1MM not including drop ship volume orders give us great confidence we have overcome this stoppage.

Sales by month:

Jan-A	Feb-A	Mar-A	Apr-A	May-E	Jun-E	Jul-E

$123,307	$410,752	$16,985	$231,854	$426,697	$612,128	$824,746

Liquidity is tight, but all credit lines and vendor lines are in compliance. We are searching for more attractive financing for SST and our planned acquisitions. More later in this presentation.

M&A UPDATE

We continue to perform due diligence on named and unnamed targets.

BUSINESS MEDIA SOLUTIONS, INC. – DEFINITIVE AGREEMENT

Business Media Solutions, Inc. closing deadline has been extended to June 19, 2023, with closing consideration amended to $250,000 cash, $0 seller notes, and a $15,000 earn-out. Management continues to look at head of sales/sales candidates and is in direct contact with SST and Brookwood Media Arts for a consolidated projection model.

Reminder www.intratrain.com & www.inspectitrac.com are BMS primary websites.

BMS recently won a contract to support training and content for sales reps in the animal health industry. Their focus on agriculture and food markets is a niche we think has significant growth potential far above BMS’ historical peak revenues of $1.2 million.

https://finance.yahoo.com/news/business-media-solutions-inc-wins-131900585.html

BUSINESS MEDIA SOLUTIONS, INC. WINS CUSTOM TRAINING DEVELOPMENT CON...

Le Sueur, MN, May 12, 2023 (GLOBE NEWSWIRE) — FOMO WORLDWIDE, INC. (US OTC: FOMC). Business Media Solutions, Inc.’s (“BMS”) intRAtrain unit has won a contract to develop a series of training modules for a large animal health company in early June. The custom-designed training modules will be used by over 1,000 sales reps in the United States an...

BROOKWOOD MEDIA ARTS, INC. – LETTER OF INTENT

FOMO’s other signed acquisition targets in LMS and enterprise content creation, including Brookwood Media Arts, Inc. are part of management discussions as a global organization is constructed. The Brookwood deal is on track for definitive agreement by the end of May, with a contemplated closing in June 2023. Brookwood recently announced a nice U..S. government agency win which illustrates the high end nature of its generalist custom content strategy targeting Tier 1 customers:

https://finance.yahoo.com/news/brookwood-media-arts-selected-train-113400985.html

BROOKWOOD MEDIA ARTS SELECTED TO TRAIN eLEARNING DEVELOPERS FOR A L...

Lower Gwynedd, PA, May 11, 2023 (GLOBE NEWSWIRE) — Brookwood Media Arts, Inc. (“Brookwood”) has been selected by a large federal government agency to train a group of eLearning content developers in basic and advanced Adobe Captivate. The training will take place over the course of six days and has a contract value of five-figures, with potenti...

Addressing Multi-Billion Dollar Enterprise E-Learning Market:

According to a comprehensive research report by Market Research Future (MRFR), “Corporate E-learning Market Research Report, by technology, by training type - Forecast till 2030”, this sector will reach a valuation of $117.5 billion by 2030, growing at a 15.6% CAGR during the forecast period (2020-2030):

https://www.globenewswire.com/en/news-release/2022/09/27/2523613/0/en/Corporate-E-learning-

Market-Worth-USD-117-57-Billion-at-a-15-60-CAGR-by-2030-Report-by-Market-Research-Future-

MRFR.html#:~:text=filingsmedia%20partners-,

Corporate%20E%2Dlearning%20Market%20Worth%20USD%20117.57%20Billion%20at%20a,

by%20Market%20Research%20Future%20(MRFR)

MODULAR CONSTRUCTION, SIGN MANUFACTURER/INSTALLATION DEALS – LETTERS OF INTENT

The Florida deals in modular construction and signage are being extended to deadlines for definitive agreements of June 30, 2023. Their data rooms are being populated and auditors are being engaged. No changes to proposed terms.

L.A. BASED IT PROVIDER TO K12, HEALTHCARE, ENTERPRISE, GOVT. – OFFER MADE

We are tentatively scheduled to fly to Los Angeles to meet the owners and do a site visit on June 1, and they will be coming to Pittsburgh, PA on June 14. We may change the latter to a meeting at Infocomm that week, being held in Orlando this year. No deal has been signed, but we are moving ahead procedurally. We may need to extend this timeline due to current market conditions, but this is the kind of deal that can be a cornerstone to a NASDAQ uplist.

DEALS ON THE RADAR

We are ceasing all discussions with additional acquisition targets for FOMO. We don’t need more deals; we need to close the ones we have signed up and focus. BMS and Brookwood are on the front burner. That said, we are talking to a $25MM revenue AgTech deal for a go-public transaction with $HMLA. The call is set for Monday next week. NO ASSURANCES

CONSOLIDATION OF CST OPERATIONAL PLATFORM

We consolidated CleanSolution Technologies www.cleansolutiontech.com into our Pittsburgh operations. Savings are hundreds of dollars per month, and more importantly we intend to hire a rep or manager to effectively revive this business. I still believe there is substantial pent up demand for a triple play of air disinfection, LED retrofit, and HVAC energy savings in K12 schools and other. When we identify the right manager, Mary Kirk Interim CEO will move full time to SVP Finance for FOMO WORLDWIDE, INC.

PARTNERSHIP - AQUAPONICS

Still evaluating a deal with INTAG. They have been extremely busy writing grants for K12 customers in PA. It’s a great future deal for us. We canceled our trip to Philadelphia to focus on our own operations.

https://intagsystems.com/

INTAG Systems - Grow Pure.

INTAG exists to solve problems for the people who feed the world. Our biological solutions help reduce the environmental impacts of food and agriculture production while increasing yields for farmers

FINANCING UPDATE

**THIS IS NOT A SOLICITATION FOR INVESTMENT AND IS SOLELY MENTIONED FOR DISCUSSION PURPOSES**

We launched an offering for restricted Series A Preferred shares, under a Reg D 504 offering, to raise equity linked capital to fund M&A, provide working capital, and move away from the high interest debt that we were forced to rely on last year in our difficult financial situation. Using a common stock price of .0005 and pricing the shares off a conversion rate of 1-50, that generates a Series A Preferred price of $0.025. Annual accrued dividends of $0.0035 per share generate a 14% yield, which I believe will be attractive to investors wishing to play the long game with us.

We engaged a placement agent/broker with high net worth and institutional accounts in Europe and Asia. We have had encouraging calls with groups and we are populating a data room to respond to their requests for information. We are also engaging commercial lenders for a 3-5 year term loan and a credit line that can allow payments to come to SST rather than to third parties, which will reduce our interest payments and vastly improve our cash conversion cycle while allowing us to close BMS and Brookwood. This process may take 4-6 weeks.

EXCHANGE OFFER OF COMMON TO A SERIES OF PREFERRED

After speaking with counsel, using an SEC exemption, we may make an exchange offer for common stock of up to 2 billion total shares, for positions of at least 20,000,000 into 20% pickup equity in the form of 24,000 Series F Preferred shares (example using 20MM common) with an accrued annual dividend of 10% per share assuming a common stock of $0.0005 ($0.05 per B share). This means a $0.0025 per B share dividend that would accrue whether or not declared by the Board of Directors. This offer will require a registration statement and legal work, but since it is not financing, we have been advised it can be done with an information statement filing with the SEC. We have had one indication from a large high net worth investor to participate at the “several hundred million shares” level.

CONVERTIBLE DEBT UPDATE

We are proposing a lock-up and leak-out of one of three notes owned by our convertible debt lender GS Capital, and exchange two of their other notes for preferred equity to eradicate substantial potential dilution from our capital stack. They understand it is in all our best interests as we turnaround the company.

This would also eliminate a significant amount of derivative liability from our P&L and balance sheet.

BANKER UPDATE

We spoke with a top middle market investment bank with institutional and retail capabilities to advise us on capital and M&A. I have asked them to introduce us to SPACs that need a transaction to preserve their entity. Even if a $100MM SPAC had 95%-98% redemptions, it would solve almost all our problems in one pen stroke by pole vaulting us up to the NASDAQ and allowing us to attract institutional investors at the same time as a merger. We have a proposal in hand and are ready to engage in the near term.

INSIDER PURCHASES

I continue to buy regularly, in Pref A B and common. Watch the tape.

PURSUING FORMER FINANCE AND IR CONTRACTORS

Officially in the hands of the D.A. of Allegheny County , and we are preparing civil action. We have demanded the return of 725 million common shares equivalent as well as $370,000 cash reparations.

HIMALAYA TECHNOLOGIES, INC. PKA HOMELAND RESOURCES LTD.

After almost two years of working to save formerly Homeland Resources Ltd. including a Form 10-12G with multiple amendments effective 04-05-2022, and a Form 1A with 8 amendments and multiple information statements, we sent additional demands to FINRA to effect the name change of the company on their systems to our legal name Himalaya Technologies, Inc. from Homeland Resources Ltd. FINRA has wasted immeasurable time money and resources and their inaction has destroyed the stock. FINRA may have become a rogue entity and unable to complete this simplest of corporate actions. FOMO has been damaged alongside this process, and I will do my fiduciary duty to demand what is right, and possibly compensation for their inaction.

The complaint can be found here:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001409624/000149315223015247/form8-k.htm

This has implications for FOMO WORLDWIDE, one because we own 30% of the stock in Pref B shares, and two, we just filed our own FINRA corporate actions and were damaged by FINRA’s lack of ticker change to FOMO as we applied in 2020.

SOCIAL MEDIA PLATFORMS - KANAB CORP., GOCCHA!

We have reacquired 100% ownership of KANAB CORP., owner and operator of a social media platform whose initial social network developed since 2019 is www.kanab.club. We are now preparing to roll this code out for a Tik Tok comp to be named goccha! Due diligence continues on the video platform assets of Cyber Space LLC underpinning this effort, and the LOI to sell to HMLA has been repapered for FOMO. We like the www.goccha.net domain better so bought it, but may use theirs at www.gochha.com.

For the demo on tech platform of goccha under LOI for acquisition by $HMLA go to this URL: https://streamable.com/ganhgb

Streamable Video

We are also in discussions to add AI driven news and posts to the site with former clients of mine @ https://nooz.ai/news

They have expressed an interest in running Goccha! + the code of Kanab.Club + NOOZ to make a powerful tripod effort in social media. So, stay tuned.

Our sister company on the OTC at HMLA is no longer involved with these social media efforts.

CORPORATE ACTIONS

We are engaging Glendale Securities for a Form 15c2-11 to regain our market makers, which were lost as a result of our SEC reporting delinquency. We will go through the motions with FINRA’s compliance group while we work with their examiners on the following:

In early May 2023, FOMO WORLDWIDE filed with FINRA for multiple corporate actions, including:

1) Name change to our legal name in California. We are not changing our name from FOMO WORLDWIDE to something else. We are completing the name change process asking FINRA to change it on their systems to FOMO WORLDWIDE, INC. from FOMO CORP. It’s a disjointed process, as we are FOMO WORLDWIDE, INC. in the state of California and on the SEC’s EDGAR system. It must be done. We must go through the motions as that is the structure we have around us.

2) Ticker change to IGOT.

3) Redomicile to Wyoming from California. We have a C CORP. in Wyoming already established for this migration. It will not impact your shares. We are FOMO WORLDWIDE still. That remains.

4) Reverse split 1-100. This action will impact all Series A B C shares and common at the same ratio. It will not change your % ownership. July 31 is the applied for effective date, unless FINRA denies it. If they deny it, we will go radical and possibly move entirely to the blockchain or another market.

BOTTOM LINE

The new chapter is here. With some assistance, we have walked out of the hospital, maybe even still on crutches, but we are preparing to pick up the pace on our own steam. 1Q23 was weak, but the credit freeze is fixed, and orders are accelerating month over month. The perfect storm of 2022 accounting issues, transactional irregularities, war and destabilization in Europe, record inflation, rising interest rates, high energy costs, SEC delinquency, revocation of our valid corporate status in our state of incorporation of California, which all reached a crescendo when our stock was delisted mid-January 2023, is over. We survived this flood of issues because we have the right team, the business knowledge, the solid K12 customer base with a lot of ESSER and CARES ACT stimulus money to spend, our diamond reseller status with our main vendor SMART Tech, and over all of that one most important thing. We want to win. We broke out the handheld weapons in a street fight. We’re still here and ready for a new chapter. This is the new FOMO WORLDWIDE, INC.

Here we are, still standing, after a tough 2022 ready for a new chapter.

Thank you to all our employees, service providers, consultants, advisors, and investors. I will now take questions.

Quest — Today at 5:28 PM

@everyone Ask away people that had questions!!!

BioTeach — Today at 5:31 PM

Lots to digest here.

Please speak to the dilution last week? Any details/explanation? Thanks

People are gun shy as it seems to be happening again

Dominic — Today at 5:33 PM

Hi what’s going on with Fomo juice Since you cancel GenBio

FOMO CEO — Today at 5:34 PM

I am converting accrued comp see Forms 4 and believe the stock is undervalued. ALWAYS BET ON YOURSELF

FOMO CEO — Today at 5:35 PM

FOMO still has a direct investment in GenBio, we like the plum extract concept, and will use it through GenBio or affiliates if we get comfortable on their processes. FOMO health drink commercialization deadline now is Nov. 2023.

With what FINRA did to $HMLA they asked to rescind the deal, so I agreed, as it is the right thing to do.

One of the many examples of how FINRA has destroyed $HMLA and as a derivative our 30% ownership of $HMLA. Eventually they can explain this to a Judge.

They should be concerned about the OTC which they are “regulating” filing a class action against them. I am down for it; I have no other option to fulfill my fiduciary duties to $HMLA and $FOMC.

$HMLA will become a litigation vehicle now vs. FINRA, and eventually we will bring it back. Just too busy with $FOMC now.

Dominic — Today at 5:39 PM

Ok

FOMO CEO — Today at 5:40 PM

The parallels with $HMLA and $FOMC and FINRA are many. Mishandled the name change, destroyed shareholder value [they claim to protect], had to pull live [equity] Reg A offering and/or S-1. They won’t tell us who their lawyers are, how to appeal, or whom they report to. They believe they have standing over state law, the SEC, and the U.S. Constitution. No problem, I am not wasting time on it, let lawyers [handle] it now.

They’ll have their hands full now with us. I am playing nice on $FOMC corporate actions. Their time will come. I’ll keep accumulating stock. For $HMLA, if we find a reverse merger deal, I will get the NOBO list and have a record date for shareholders to participate in upside from any FINRA lawsuit, which [size] will be very significant. Not much more to say except much larger than a tiny $100K market cap they whittled it down to.

WE HAVE CONTACTED THE LAWYERS SUINIG FINRA ON BEHALF OF ALPINE AND SCOTTSDALE FOR CONSTITUTIONAL VIOLATIONS. I WARNED FINRA THIS WOULD ESCALATE TO THE HIGHEST LEVELS. HERE WE GO.

Attachment file type: acrobat

FINRA_demand_letter_05-02-2023.pdf

241.15 KB

Attachment file type: acrobat

SCM_Alpine_FINRA_complaint.pdf

197.12 KB

Thank you for attending this FOMO HOUR. Lots of reading for you all. We will win. Good night.